Exhibit 10.4

Facet Biotech Corporation

Notice of Grant of Stock Option

Facet Biotech Corporation has granted the Participant an option (the “Option”) to purchase certain shares of Stock of Facet Biotech Corporation  pursuant to the Facet Biotech Corporation 2008 Equity Incentive Plan (the “Plan”), as follows:

Participant:	Employee ID:

Date of Grant:

Number of Option Shares:	, subject to adjustment as provided by the Option Agreement.

Exercise Price:	$

Initial Vesting Date:

Option Expiration Date:	The date seven (7) years after the Date of Grant

Tax Status of Option:	Nonstatutory Stock Option

Vested Shares:

Except as provided in the Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Participant’s Service as an Employee has not terminated prior to such date

Plus

For each additional full month of the Participant’s continuous Service as an Employee from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48

Adjustments to Vested Ratio:	The Company may adjust the Vested Ratio to account for any periods of part-time Service as an Employee.

Termination of Unvested Option:

Except as may otherwise be provided by the Board, upon termination of the Participant’s Service as an Employee, the Option shall terminate immediately with respect to shares that are not Vested Shares.  Upon termination of the Participant’s Service, the Option shall terminate in accordance with the terms of the Option Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Option Agreement, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan, the Option Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

Facet Biotech Corporation	Participant

By:
[officer name]	Signature
[officer title]
Date
Address:
Address

ATTACHMENTS:2008 Equity Incentive Plan, as amended to the Grant Date; Option Agreement and Plan Prospectus